Exhibit 10.1

AMENDED AND RESTATED

WJ COMMUNICATIONS, INC.

2000 NON-EMPLOYEE DIRECTOR STOCK

COMPENSATION PLAN

Section 1.                                          Purpose

The purposes of the Plan are to assist the Company in (a) promoting a greater identity of interests between the Company’s non-employee directors and its stockholders, and (b) attracting and retaining directors by affording them an opportunity to share in the future successes of the Company.

Section 2.                                          Effectiveness of Plan

The Plan shall become effective on May 30, 2003 (the “Plan Amendment Date”).

Section 3.                                          Definitions

“Award” shall mean an award of Common Stock or stock options as contemplated by Sections 7 and 8 of the Plan.

“Annual Audit Chair Fee” shall have the meaning set forth in Section 7(d).

“Annual Audit Committee Fee” shall have the meaning set forth in Section 7(e).

“Annual Cash Award” shall have the meaning set forth in Section 7(c).

“Beneficiary” shall have the meaning set forth in Section 8(f).

“Board” shall mean the Board of Directors of the Company.

“Business Combination” shall have the meaning set forth in Section 13(b).

“Cash Account” shall have the meaning set forth in Section 8(a).

“Cash Deferral Election” shall have the meaning set forth in Section 8(a).

“Cash Per-Meeting Fee” shall have the meaning set forth in Section 7(f).

“Change in Control” shall have the meaning set forth in Section 13(b).

“Change in Control Consideration” shall have the meaning set forth in Section 13(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” shall have the meaning set forth in Section 6.

“Common Stock” shall mean the common stock, $.01 par value, of the Company.

“Company” shall mean WJ Communications, Inc., a Delaware corporation.

“Deferral Election” shall mean a Cash Deferral Election and or any amendment or rescission of a previous Deferral Election as contemplated by Sections 8(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock shall mean, as of any given date, the closing bid price of the Common Stock as reported by The Nasdaq National Market on such date or, if there are no reported sales on such date, on the last day prior to such date on which there were sales of the Common Stock on The Nasdaq National Market or, if the Common Stock is not quoted on The Nasdaq National Market, the closing sale price of the Common Stock on any national securities exchange on which the Common Stock is listed on such date. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

“Fees” shall mean a Non-Employee Director’s Annual Audit Chair Fee, Annual Audit Committee Fee, Per-Meeting Fee(s) and any additional annual fees for such Non-Employee Director’s service as chairman of the Board or a committee thereof during the calendar year.

“Fox Paine” shall have the meaning set forth in Section 13(b).

“Incumbent Board” shall have the meaning set forth in Section 13(b).

“Initial Option Award” shall have the meaning set forth in Section 7(a).

“Non-Employee Director” shall mean each member of the Board who is not an employee of the Company; provided, however, that any director, officer, employee, partner or other affiliate of Fox Paine and/or its controlled affiliates who becomes a member of the Board shall not be deemed a Non-Employee Director for purposes of Section 7(a) following the Plan Amendment Date.

“Option Award” an Initial Option Award and/or a Re-election Option Award, as applicable.

“Outstanding Company Common Stock” shall have the meaning set forth in Section 13(b).

“Outstanding Common Voting Power” shall have the meaning set forth in Section 13(b).

“Person” shall have the meaning set forth in Section 13(b).

“Plan” shall mean the Amended and Restated WJ Communications, Inc. 2000 Non-Employee Director Stock Compensation Plan, as set forth herein and as hereinafter amended from time to time.

“Plan Amendment Date” shall have the meaning set forth in Section 2.

“Per-Meeting Fee” shall mean the Cash Per-Meeting Fee.

“Re-election Option Award” shall have the ‘meaning set forth in Section 7(b).

“Service Year” shall have the meaning set forth in Section 7(c).

Section 4.                                          Eligibility

Each Non-Employee Director shall be eligible to participate in the Plan. Any Non-Employee Director who becomes an employee of the Company shall not thereafter be entitled to Awards under the Plan, but shall retain all existing Awards pursuant to the terms of the Plan.

Section 5.                                          Shares Subject to the Plan

The maximum number of shares of Common Stock which shall be reserved and available for use under the Plan shall be 800,000, subject to adjustment pursuant to Section 14 hereunder. The shares issued under the Plan may be authorized and unissued shares or may be treasury shares or both.

Section 6.                                          Administration

The Plan shall be administered by the Board or any committee thereof so designated by the Board (the “Committee”), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

Section 7.                                          Compensation for Non-Employee Directors

(a)                                  Initial Awards. To each Non-Employee Director who becomes a member of the Board of Directors after the Plan Amendment Date, the Company shall grant an option to purchase twenty-five thousand (25,000) shares of Common Stock (subject to adjustment as provided in Section 14) on the date of the commencement of his or her directorship (an “Initial Option Award”).

(b)                                 Re-election Awards. On the date of each annual meeting of stockholders at which a Non-Employee Director is reelected to the Board, the Company shall grant such Non-Employee Director an option to purchase ten thousand (10,000) shares of Common Stock (subject to adjustment as provided in Section 14) (a “Re-election Option Award”).   Any Re-election Option Award made pursuant to this paragraph is subject to the provisions set forth in Section 10.

(c)                                  Annual Awards.   The Company shall pay each Non-Employee Director Fifteen Thousand Dollars ($15,000) (the “Annual Cash Award”), payable in cash for every full year (or roughly equivalent period between annual stockholder meetings) in which he or she serves as a Non-Employee Director of the Company (a “Service Year”).  The Annual Cash Award shall become payable quarterly in four equal installments beginning on the date on which the annual meeting of stockholders is held.  In the event that a Non-Employee Director’s directorship is terminated before the completion of a full Service Year, the Annual Cash Award fee shall be prorated according to the time served on the Board during such Service Year.

(d)                                 Annual Audit Chair Fee. The Company shall pay each Non-Employee Director that serves as Chair of the Audit Committee Ten Thousand Dollars ($10,000) (the “Annual Audit Chair Fee”), payable in cash for every full Service Year in which he or she serves as Chairman of the Audit Committee of the Company. The Annual Audit Chair Fee shall become payable quarterly in four equal installments beginning on the date on which the annual meeting of stockholders is held. In the event that a Non-Employee Director’s chairmanship is terminated before the completion of a full Service Year, the Annual Audit Chair Fee shall be prorated according to the time served on the Audit Committee during such Service Year, in accordance with the procedures established by the Committee.

(e)                                  Annual Audit Committee Fee. The Company shall pay each Non-Employee Director, that serves as a member of the Audit Committee Five Thousand Dollars ($5,000) (the “Annual Audit Committee Fee”), payable in cash for every full Service Year in which he or she serves as a member of the Audit Committee of the Company. The Chairman of the Audit Committee is not eligible for the Annual Audit Committee Fee.  The Annual Audit Committee Fee shall become payable quarterly in four equal installments beginning on the date on which the annual meeting of stockholders is held.  In the event that a Non-Employee Director’s directorship is terminated before the completion of a full Service Year, the Annual Audit Committee Fee shall be prorated according to the time served on the Audit Committee during such Service Year, in accordance with the procedures established by the Committee.

(f)                                    Per-Meeting Fee. The Company shall pay each Non-Employee Director One Thousand Dollars ($1,000) in cash (the “Cash Per-Meeting Fee”) for each meeting of the Board or any committee thereof at which he or she is in attendance, except if there are multiple meetings on the same day in which case the maximum payment will be One Thousand Dollars ($1,000) in cash

Section 8.                                          Deferral Elections

(a)                                  Cash Deferral Elections. Each Non-Employee Director may irrevocably elect annually to defer receiving all or any portion of any Cash Per-Meeting Fee or Annual Cash Award payable to the same (a “Cash Deferral Election”). A Non-Employee Director who makes a Cash Deferral Election shall have such deferred cash credited to a “Cash Account” maintained by the Company. Amounts credited to a Cash Account shall accrue interest (credited to such Cash Account monthly) at the prime rate as published in the Wall Street Journal on the date of such credit.

(b)                                 Amount and Timing of Deferral Elections. Deferral Elections shall be made in multiples of 25% of the Fee or Award to which such Deferral Election applies. The Deferral Election shall be in writing and delivered to the Secretary of the Company on or prior to December 31 of the calendar year immediately preceding the calendar year in which the applicable Fees are to be earned or the applicable Award is to be granted; provided, however, that a New Director may make a Deferral Election during the 30-day period immediately following the commencement of his or her directorship; provided, further that Non-Employee Directors may make Deferral Elections for the year 2003 at any time prior to the Plan Amendment Date. A Deferral Election, once made, shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect for future calendar years unless modified or revoked by a subsequent Deferral Election made in accordance with the provisions hereof.

(d)                                 Commencement of Distributions. Except as otherwise provided in Section 8(e) or 13, cash in a Non-Employee Director’s Cash Account shall become distributable as soon as practicable following the date of the termination of the Non-Employee Director’s directorship.

(e)                                  Manner of Distributions. In his or her Deferral Election, each Non-Employee Director shall elect to receive distributions from his or her  Cash Account either in a single distribution or in two (2) to fifteen (15) substantially equal annual distributions. In the event of a Non-Employee Director’s death, distribution of the remaining cash in such Non-Employee Director’s Cash Account will be made to the Non-Employee Director’s Beneficiary in a single distribution as soon as practicable following such Non-Employee Director’s death.

(f)                                    Designation of Beneficiary. At the discretion of the Committee, subject to the following sentence, each Non-Employee Director or former Non-Employee Director entitled to a distribution from a Cash Account hereunder from time to time may designate any beneficiary or beneficiaries (who may be designated concurrently, contingently or successively) to whom any such cash are to be distributed in case of the Non-Employee Director’s or former Non-Employee Director’s death (each, a “Beneficiary”). Unless the Committee shall determine to the contrary, a Beneficiary shall be none other than any child, sibling, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, sister-in-law or brother-in-law, including adoptive relationships, of the Non-Employee Director. Reference in this Plan to a Non-Employee Director’s or former Non-Employee Director’s Beneficiary at any date shall include such persons designated as concurrent Beneficiaries on the Non-Employee Director’s or former Non-Employee Director’s beneficiary designation form then in effect. Each designation will revoke all prior designations by the Non-Employee Director or former Non-Employee Director, and shall be in a form prescribed by the Company, and will be effective only when filed by the Non-Employee Director or former Non-Employee Director, during his or her lifetime, in writing with the Secretary of the Company. In the absence of any such designation, any cash remaining in a Non-Employee Director’s or former Non-Employee Director’s Cash Account at the time of his or her death shall be distributed to such Non-Employee Director’s or former Non-Employee Director’s estate in a single distribution.

Section 9.                                          Reimbursement of Expenses

The Company shall reimburse reasonable, out-of-pocket expenses of the Non-Employee Directors, incurred in attending meetings of the Board or any committee thereof.

Section 10.                                   Terms of Options Granted to Non-Employee Directors

(a)                                  Option Price. The exercise price per share of the shares of Common Stock subject to an Initial Option Award shall equal 100% of the Fair Market Value of a share of Common Stock on the date of the commencement of such Non-Employee Director’s directorship.  The exercise price per share of the shares of Common Stock subject to a Re-election

Option Award shall equal 100% of the Fair Market Value of a share of Common Stock on the date on which such Non-Employee Director was reelected to the Board.

(b)           Vesting. Subject to Section 13(a), options granted pursuant to this Plan shall become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of the grant of the option.

(c)           Limitations on Exercise of Options. No option granted to a Non- Employee Director may be exercised to any extent by anyone after the first to occur of the following events:

(i)                                     the expiration of twelve (12) months from the date of the Non-Employee Director’s death;

(ii)                                  the expiration of twelve (12) months from the date of the Non-Employee Director’s termination of directorship by reason of his permanent or total disability (within the meaning of Section 22(e)(3) of the Code);

(iii)                               the expiration of three (3) months from the date of the Non-Employee Director’s termination of directorship for any reason other than his or her permanent or total disability or death, unless he or she dies within said three-month period in which case the relevant date shall be the expiration of twelve (12) months from the date of the Non-Employee Director’s termination of directorship; or

(iv)                              the expiration often ten (10) years from the date the option was granted.

(d)           No portion of an option which is unvested and unexercisable under Section 10 (b) at termination of directorship shall thereafter become exercisable. Any vested option not exercised within the periods set forth in Section 10 (c) shall be forfeited on the last day of such period.

Section 11.                                   Transferability

No interest in a Cash Account or Option Award received pursuant to this Plan shall be transferable by a Non-Employee Director other than (a) by will or by the laws of descent and distribution or (b) in the Committee’s discretion, pursuant to a written beneficiary designation to a member of such Non-Employee Director’s Beneficiary pursuant to Sections 8(e) and (f).

Section 12.                                   Amendment and Termination

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Non-Employee Director under any Award theretofore granted or under a Cash Account without such person’s consent. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law or stock exchange or automated quotation system rule.

The Board or the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent.

Notwithstanding the foregoing, the Board shall have authority to amend the Plan and the terms of an Award to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules, without stockholder approval.

Section 13.                                   Effect of Change in Control

(a)                                  Notwithstanding any other provision of the Plan to the contrary, immediately prior to (but contingent upon the closing of) a Change in Control, (i) to the extent unexercised, all outstanding options granted pursuant to the Plan shall be fully vested and exercisable and, in the Committee’s sole discretion, exercisable, at the Committee’s option, for either (1) the Change in Control Consideration, net of the exercise price of such options, multiplied by the number of such options, or (2) cash equal to the Change in Control Consideration, net of the exercise price of such options, multiplied by the number of such options; and (ii) the balance in any Cash Account shall be transferred or distributed as soon as practicable to the Non-Employee Director.

(b)           For the purposes of this Plan, “Change in Control” shall mean the happening of any of the following events:

(i)                                     the acquisition by any individual, entity or group (within the meaning of Section 12(d)(3) or 13(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of both (A) 30% or more of either (1) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Power”) and (B) more than the Outstanding Company Common Stock or the Outstanding Company Voting Power owned or controlled directly or indirectly by Fox Paine Capital, LLC and/or its controlled affiliates (collectively, “Fox Paine”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control:  (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 13(b); or

(ii)                                  the individuals who, as of the Plan Amendment Date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Plan Amendment Date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by Fox Paine at a time when such entity controlled at least a majority of the Outstanding Company Voting Power or by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)                               the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Power immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (2) upon the consummation of the Business Combination, no Person (excluding Fox Paine or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, (a) 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation and (b) more than the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation owned or controlled directly or indirectly by Fox Paine (except to the extent that such person had such ownership of the Outstanding Company Common Stock or Outstanding Company Voting Power immediately prior to the Business Combination), and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)                              the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Section 14.                                   Adjustments Upon Changes in Capitalization

In the event of any change in corporate capitalization, such as a stock split or stock dividend, or an extraordinary corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments to reflect such change or transaction in (a) the aggregate number and class of shares reserved for issuance under the Plan, (b) the number, kind or price of shares or other property subject to other outstanding Awards granted under the Plan, (c) the number of shares subject to the options to be granted under Section 7, (d) such other equitable manner, in each case, as the Committee or Board may determine to be appropriate in its sole discretion; provided, however. that the number of shares subject to any Award shall always be a whole number.

Section 15.                                   Duration of Plan

Unless earlier terminated pursuant to Section 12 hereof, this Plan shall automatically terminate on, and no grants, awards or elections may be made after the tenth (10th) anniversary of the Plan Amendment Date, other than the receipt of Common Stock under Section 7 for Fees earned or Awards granted prior to such date and the payment from Cash Accounts as applicable, deferred prior to such date.

Section 16.                                   Pro Rata Grants

Notwithstanding anything in the Plan to the contrary, in the event that, on any particular date, the number of shares of Common Stock available for Option Awards under the Plan is insufficient to accommodate all Option Awards, then such shares of Common Stock shall be allocated in the following order:  (i) all Non-Employee Directors who have been granted an Option Award shall share ratably in the number of shares of Common Stock available for such grant under the Plan. With respect to any Awards that have not been paid in shares of Common Stock shall be paid in cash or credited to such Non-Employee Director’s Cash Account in accordance with his or her Deferral Election, as applicable.

Section 17.                                   Governing Law

The Plan and all Awards made and actions taken hereunder or thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

Section 18.                                   Unfunded Plan

The Plan is intended to constitute an unfunded plan for the compensation of Directors, and the rights of Directors with respect to the Cash Accounts or the Plan shall be those of general creditors of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments, so long as the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.